SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2005



                                   INYX, INC.

            (Exact name of registrant as specified in its charter)



       Nevada                         333-83152               75-2870720
       ------                         ---------               ----------
(State or other jurisdiction        (Commission             (I.R.S. Employer
   of incorporation)                 File Number)         Identification No.)

               825 Third  Avenue,  40th Floor,  New York,  NY 10022
                 (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

      On December 15, 2004, the Registrant (acting through its wholly-owned subsidiary Inyx USA, Ltd.) signed an Asset Purchase Agreement with Aventis Pharmaceuticals Puerto Rico, Inc. ("APR") to acquire the real estate, equipment, and certain contract rights comprising its Manati, Puerto Rico pharmaceutical manufacturing facility.

      Pursuant to the Asset Purchase Agreement with APR, the Registrant entered into manufacturing and supply and transition services and support agreements on March 31, 2005 with APR's parent company, the sanofi-aventis Group, in order for the Registrant to continue to supply products and services to the sanofi-aventis Group from the Manati pharmaceutical manufacturing facility. Payments are made under these agreements pursuant to APR's 2005 standard costs of production. The term of each agreement is 3 years, however, each agreement provides for automatic successive one year renewals for up to a total of five years.

      Pursuant to the Asset Purchase Agreement with APR, Aeropharm Technology, Inc. ("Aeropharm") consented to the assignment of its March 5, 2004 manufacturing and supply agreement with APR to the Registrant. Such manufacturing and supply agreement relates to the manufacture and supply of Azmacort chlorofluorocarbon ("CFC") pharmaceutical products by APR to Aeropharm and its affiliate Kos Life Sciences, Inc. ("Kos"). The agreement provides for a 5 year term commencing March 2004. Termination of the agreement is possible after the second year of the agreement provided 12 months notice is given.

Item 2.01   Completion of Acquisition or Disposition of Assets

      On March 31, 2005, the acquisition of the assets from APR was closed, and Registrant assumed possession and control of the operations at such facilities. Such assets consisted of approximately 140,000 square feet of improved real property in five buildings located on 9.5 acres in Manati, Puerto Rico, together with all installed and existing equipment and fixtures. A total of $2,334,327 of inventory was included.

      The assets were acquired from APR, a subsidiary of the sanofi-aventis Group. There was no pre-existing relationship between Registrant, any of its affiliates, any director or officer of registrant or any associate of any such director or officer, and the seller. Following the closing, Registrant will engage in certain contract manufacturing activities for sanofi-aventis.

      The consideration for the purchase was $19.7 million, which was obtained from the proceeds of a credit facility provided by Westernbank Business Credit Division of Westernbank Puerto Rico ("Westernbank") that is discussed in a separate Current Report on Form 8-K filed on April 6, 2005.

      On April 1, 2005, as part of the Asset Purchase Agreement with APR, the Registrant received from APR a general assignment of all right, title and interest in, to and under all of the acquired assets.


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Item 9.01.  Financial Exhibits, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Business Acquired

      As permitted by Form 8-K the historical financial information required by Regulation S-X will be filed by an amendment to this Report no later than May 10, 2005.

      (b)  Pro Forma Financial Information

      As permitted by Form 8-K, the pro forma financial information required by Regulation S-X will be filed by an amendment to this Report no later than May 10, 2005.

      (c) Exhibits

            Exhibit No.

      *2.1 Asset Purchase Agreement dated as of December 15, 2004, by and between Inyx USA, Ltd. and Aventis Pharmaceuticals Puerto Rico, Inc. filed as Exhibit 10.34.1 to Current Report on Form 8-K filed December 20, 2004 is hereby incorporated herein by reference.

      2.2 General Assignment dated as of April 1, 2005, by and between Aventis Pharmaceuticals Puerto Rico Inc. and Inyx USA, Ltd.

      *Confidentiality has been requested with respect to certain portions of this Agreement.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INYX, INC.

                                    By:   /s/ Jack Kachkar
                                       ---------------------------------
                                          Jack Kachkar, Chairman

Dated:   April 6, 2005


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                                INDEX TO EXHIBITS

      *2.1 Asset Purchase Agreement dated as of December 15, 2004, by and between Inyx USA, Ltd. and Aventis Pharmaceuticals Puerto Rico, Inc. filed as Exhibit 10.34.1 to Current Report on Form 8-K filed December 20, 2004 is hereby incorporated herein by reference.

      2.2 General Assignment dated as of April 1, 2005, by and between Aventis Pharmaceuticals Puerto Rico Inc. and Inyx USA, Ltd.

      *Confidentiality has been requested with respect to certain portions of this Agreement


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